Consent of Independent Registered Public Accounting Firm
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The board and shareholders
RiverSource Income Series, Inc.:
         Income Builder Basic Income Fund
         Income Builder Enhanced Income Fund
         Income Builder Moderate Income Fund



We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.

                               /s/   KPMG LLP
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                                     KPMG LLP


Minneapolis, Minnesota
July, 2006